POWER OF ATTORNEY

Know all persons by these presents, that the undersigned constitutes and appoints Robert N. Shuster, James J. Twarozynski, Darcy Benjamin, Michael Wooldridge, Kimberly Baber, or any of them, the undersigned's true and lawful attorney in fact to

1 Execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Independent Bank Corporation or any of its subsidiaries (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder

2 Do and perform any and all acts for and on behalf of the undersigned that may be necessary to complete and execute any such Form 3, 4, or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority and

3 Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

The undersigned grants to each such attorney in fact full power and authority to do and perform any and every act necessary or proper to be done in the exercise of any of the rights and powers granted by this Power of Attorney, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers granted by this Power of Attorney. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

In witness whereof, the undersigned has caused this Power of Attorney to be executed as of this 26th day of June, 2012.

					  /S/ DONNA J BANKS
                                    Donna J Banks


Confirming Statement

This Statement confirms that the undersigned has authorized and designated Robert N. Shuster, James J. Twarozynski, Darcy Benjamin, Michael Wooldridge, Kimberly Baber, or any of them, to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments to such Forms) that the undersigned may be required to file with the United States Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Independent Bank Corporation (the "Company"). The authority of such individuals under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of the Company unless earlier revoked in writing. The undersigned acknowledges none of the named individuals are assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Dated June 26th 2012

					  /S/ DONNA J BANKS
                                    Donna J Banks